SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                 Amendment No. 1
                               File No. 000-27102

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) of (g) of the
                         Securities Exchange Act of 1934


                                  EGAMES, INC.
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                  23-2694937
          (State of                                   (IRS Employer
        incorporation)                             Identification Number)


                           2000 Cabot Blvd., Suite 110
                          Langhorne, Pennsylvania 19047

                    (Address of principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.|_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this Form relates:
Not applicable

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                      None

   Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                   Rights to Purchase Series A Preferred Stock
                                (Title of Class)


   Item 1. Description of Registrant's Securities to be Registered.

On March 4, 2005, the Company executed an amendment to the Company's Rights Plan to accelerate the Final Expiration Date (as defined in the Rights Plan) of the rights issued thereunder (and registered hereunder) from June 1, 2009 to March 7, 2005.

   Item 2. Exhibits

           4.1.     First Amendment to Rights Plan


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGames, Inc.


                                        By: /s/ Thomas W. Murphy
                                        ------------------------
                                        Thomas W. Murphy, Vice President and
                                        Chief Financial Officer
Date: March 8, 2005

                                                                   Exhibit 4.1

                         FIRST AMENDMENT TO RIGHTS PLAN

         This First Amendment (this "Amendment") to the Rights Plan, dated as of June 1, 1999 (the "Rights Plan"), between eGames Inc., a Pennsylvania corporation (the "Company") and StockTrans, Inc., as Rights Agent (the "Rights Agent"), is dated as of March 4, 2005. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Plan.

           WHEREAS, the Company and the Rights Agent previously entered into the Rights Plan; and

           WHEREAS, pursuant to Section 27 of the Rights Plan, the Company may from time to time supplement or amend the Rights Plan in accordance with the terms of such Section 27.

           NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Plan as follows:

           1. The "Final Expiration Date" as defined in Section 1 of the Rights Plan (which heretofore was June 1, 2009) is hereby amended to mean March 7, 2005.

           2. Exhibit B to the Rights Plan ("Form of Right Certificate") is hereby amended to replace all references to "June 1, 2009" with "March 7, 2005" in all places where such references appear.

           3. Exhibit C to the Rights Plan ("Summary of Terms") is hereby amended to replace all references to "June 1, 2009" with "March 7, 2005" in all places where such references appear.

           4. This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Plan shall remain in full force and effect and be otherwise unaffected hereby.

           5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

                                        EGAMES, INC.

                                        By:/s/ Gerald W. Klein
                                           -------------------
                                           Gerald W. Klein
                                           President and CEO

                                        STOCKTRANS, INC.

                                        By:/s/ Gina Hardin
                                           ---------------
                                           Gina Hardin
                                           Vice President